Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

Exhibit 10.3

24 MAY 2018

SECOND DEED OF AMENDMENT TO THE LICENCE

AGREEMENT DATED 22 MAY 2015

(1)	FREELINE THERAPEUTICS LIMITED

(2)	UCL BUSINESS PLC

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

THIS SECOND DEED OF VARIATION is made as of the 24 day of May 2018 (“Second Amendment Date”)

BETWEEN

(1)

FREELINE THERAPEUTICS LIMITED, a company duly organised and validly existing under the laws of England (company number 9500073) with its registered office at Stevenage Bioscience Catalyst, Gunnels Wood Road, Stevenage, Herts, SG1 2FX, UK (“Freeline”); and

(2)

UCL BUSINESS PLC, a public company duly organised and validly existing under the laws of England (company number 02776963) with its registered office at The Network Building, 97 Tottenham Court Road, London, WlT 4TP (“UCLB”) (each a “Party” and together the “Parties”).

WHEREAS

(A)	The Parties entered into a Licence Agreement with effective date 22 May 2015 which was amended pursuant to a Deed of Variation dated 24 January 2017 (collectively as amended the “Agreement”).

(B)	The Parties now wish to make certain further changes to the Agreement as set out in this Deed (the “Second Variation Agreement”).

IT IS NOW HEREBY AGREED AS FOLLOWS:

1.	INTERPRETATION

For the purposes of this Second Variation Agreement, the following words and expressions shall have the following meanings:

“Second Amendment Date” means the date first written above.

In the event of any conflict between the terms of the Agreement (excluding this Second Variation Agreement) and the terms of this Second Variation Agreement, then the terms of this Second Variation Agreement shall prevail and be applied.

2.	AMENDMENTS TO THE AGREEMENT

The Parties hereby agree that with effect from the Second Amendment Date the terms of the Agreement shall be amended in accordance with the following revisions and the Agreement will thereafter be read and construed in accordance with that amended form:

2.1	The following new definitions shall be inserted in the Agreement:

“[**] Codop” shall mean the nucleotide sequence of [**] having the sequence set out in Part E of Schedule 2 under the title [**]

“FIX-[**] Patent Rights” shall mean the patent applications filed by or on behalf of UCLB in agreement with Liverco claiming rights, inter alia, to the [**] Codop and [**] thereof and all Patent Rights derived therefrom;

2.2	The definition of FIX Patent Rights in the Agreement shall be amended to include the following language at the end of the definition:

“and, (iv) the FIX-[**] Patent Rights;”

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

2.3	The definition of FIX Program IP shall be amended to include the following language at the end of the definition:

“and, (iii) all Know-How in the [**] Codop;”

2.4	The definition of SSA shall be amended to replace the language “as of the Effective Date” with the following language:

“, as amended or replaced from time to time except where indicated to be as of the Effective Date;”

2.5	The words “existing as of the Effective Date” shall be inserted in Clause 3.8 within the parenthetical following “[**]”, after the words “[**]”.

2.6	The words “existing as of the Effective Date” shall be inserted in Clause 10.2 within the parenthetical after the words “is defined in the SSA”.

2.7	The relevant rows of the Royalty table set out at Clause 12.1 of the Agreement shall be amended as set out in the extract below:

A	[**]	[**]

2.8	A new row to the Royalty table set out at Clause 12.1 of the Agreement shall be added as set out in the extract below:

M	[**]	[**]

2.9	The following shall be incorporated into the Agreement at the end of Part E of Schedule 2:

[**]

[**]

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

[**]

2.10	UCLB shall only file Patent Rights that disclose or claim the [**] Codop (or a material part thereof) in consultation and agreement with Freeline.

3.	TERMINATION OF RIGHTS & OBLIGATIONS TO THE ADDITIONAL PROGRAM IP

3.1

The Parties accept and acknowledge that, in accordance with Clause 21.2, this Deed serves with effect from the Second Amendment Date to terminate the [**] Licence and the [**] Licence, including all rights and obligations of the Parties relating to the [**] Product and [**] Program IP, and the [**] Product and [**] Program IP under the Agreement.

3.2	It is accepted and agreed by the Parties that with effect from the Second Amendment Date:

3.2.1

Freeline’s rights and obligations under the Agreement regarding the Additional Products and Additional Program IP, including its obligation to pay any royalties or milestones in respect of any Additional Products or to pay for any patent prosecution costs, and all of Freeline’s rights relating to the [**] Product and [**] Program IP and the [**] Product and [**] Program IP (including its rights to review any publications) shall terminate; and

3.2.2

without prejudice to the restrictions in respect of the Original Products or Freeline’s Confidential Information, the restrictions on UCLB and UCL not to use or Exploit the [**] Product, [**] Program IP, the [**] Product and [**] Program IP shall terminate.

4.	CONTINUING FORCE AND EFFECT

Save as varied by this Second Variation Agreement, the Agreement shall continue and remain in full force and effect. If the Agreement terminates for any reason, this Second Variation Agreement will automatically terminate at the same time.

5.	MISCELLANEOUS

This Second Variation Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile shall be as effective as delivery of the original.

Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

The Agreement and this Second Variation Agreement constitutes the entire agreement between the Parties relating to their subject matter and supersedes any previous agreement between the Parties relating to such matter.

Neither Party has relied upon any promise, condition, representation or warranty, express or implied, to enter into this Second Variation Agreement, other than those warranties set out in the Agreement as amended hereunder.

Nothing in this Second Variation Agreement, nor the amendment of the Agreement, waives, discharges, releases or in any other way excuses or excludes any Party’s obligations or liabilities in respect of any accrued liabilities or breaches under the Agreement.

None of the provisions of this Second Variation Agreement may be changed, modified, waived or cancelled orally or otherwise, except by writing, in the manner provided in the Agreement, specifying such change, modification, waiver or cancellation of such terms or conditions, or of any proceeding or succeeding breach thereof.

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Certain confidential information contained in this document, marked by [**], has been omitted because the information (i) is not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

6.	GOVERNING LAW

This Second Variation Agreement shall be governed by, interpreted and construed in accordance with English Law and any dispute, controversy or claim arising out of or in relation to this Agreement shall be subject to the exclusive jurisdiction of the English courts.

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorised officers to execute, deliver and acknowledge this Deed as of the date first written above.

EXECUTED as a DEED by FREELINE	) Signature
THERAPEUTICS LIMITED acting by	)
, a	) Print Name
director, in the presence of:

Signature of Witness
Name:
Address:
Occupation:

EXECUTED as a DEED by UCL BUSINESS	) Signature	[**]
PLC, acting by	)
, a	) Print Name	[**]
director, in the presence of:		Executive Director UCL Business PLC

[**]
Signature of Witness
Name:	[**]
Address:	[**]
Occupation:	[**]

I, Amit Nathwani, of [**] read, understand and accept the provisions of this Second Variation Agreement and how it relates to my research and the AN Laboratory.

Signed	Date :